[AXSYS TECHNOLOGIES LOGO]

                                                                  April 12, 2002

Dear Axsys Technologies Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on May 22, 2002, at 10:00 a.m., at the Corporate Offices of Axsys Technologies, Inc. in Rocky Hill, Connecticut.

         The accompanying Notice of Annual Meeting and Proxy Statement describes the proposals to be considered at the meeting.

         It is important that your shares be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the return envelope.

                                           Very truly yours,

                                           Stephen W. Bershad
                                           Chairman of the Board
                                           Chief Executive Officer

  AXSYS TECHNOLOGIES, INC. 175 CAPITAL BOULEVARD SUITE 103 ROCKY HILL, CT 06067

                860.257.0200 FAX 860.594.5750 web: www.axsys.com

                                                       [AXSYS TECHNOLOGIES LOGO]

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                                   To Be Held
                             Thursday, May 22, 2002
                                   10:00 A.M.

         The Annual Meeting of Stockholders of Axsys Technologies, Inc. (the "Company") will be held on May 22, 2002 at 10:00 a.m., at the corporate offices of Axsys Technologies, Inc, 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut, for the following purposes:

       1.    To elect five directors to the Board of Directors; and

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on April 2, 2002 are entitled to notice of and to vote at the meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting at the offices of Axsys Technologies, Inc. in Rocky Hill, Connecticut.

         Whether or not you expect to attend the meeting, it is important that your shares be represented, regardless of the number of shares you hold. Accordingly, you are encouraged to sign, date and return the enclosed proxy card in the reply envelope provided as soon as possible.

                                           By Order of the Board of Directors,

                                           David A. Almeida
                                           Secretary

--------------------------------------------------------------------------------
                                   -IMPORTANT-

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING.

                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                                       [AXSYS TECHNOLOGIES LOGO]

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

         This proxy statement, which is first being mailed to stockholders on or about April 12, 2002, is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Axsys Technologies, Inc. (the "Company"), 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., on May 22, 2002, and for all adjournments thereof (the "Annual Meeting"), at the corporate offices of Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut.

         Only stockholders of record at the close of business on April 2, 2002, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, 4,698,498 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding and entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote for each share of Common Stock held on the record date.

         The presence, either in person or by proxy, of stockholders entitled to cast a majority of the votes, which all stockholders are entitled to cast, will constitute a quorum (a "Quorum") for the conduct of business at the Annual Meeting. The election of each nominee for director requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote, present in person or by proxy, at the Annual Meeting. Only shares voted "FOR" a nominee are treated as votes cast with respect to the election of that nominee. Abstentions and broker non-votes, if any, will not be counted for purposes of determining the number of votes cast and will not have an effect on the outcome of the voting, but will be counted toward the presence of a Quorum.

         Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies that are properly executed and returned will be voted as specified on the proxy. If no choice is specified, the shares will be voted FOR the election of all nominees for director specified in this Proxy Statement. A stockholder may revoke a proxy at any time before it is actually voted by delivering written notice of revocation to the Secretary of the Company, by submitting a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

         The Board of Directors does not intend to present any matters for a vote at the meeting except the proposals described in this Proxy Statement. The persons named in the proxy will, however, have discretionary voting authority regarding any other business that may properly come before the meeting.

         The expense of preparing, printing and mailing this Proxy Statement and the related proxy solicitation material will be paid by the Company. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone and similar means by directors, officers and regular employees of the Company without additional compensation. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's By-Laws provide for a Board of Directors of not less than two nor more than twelve directors, as determined from time to time by resolution of the Board. The Board currently consists of five directors. As noted above, proxies will be voted, unless authority is withheld, FOR the election as directors of the five nominees listed below, who are the current directors, to serve until the next annual meeting of stockholders and until their respective successors shall be duly elected and qualified. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

         The current members of the Board, whose terms expire at the Annual Meeting, are Stephen W. Bershad, Anthony J. Fiorelli, Jr., Eliot M. Fried, Richard F. Hamm, Jr. and Robert G. McConnell, all of who are nominees.

The following table lists the name of each current member of the Board of Directors, his age at April 2, 2002 and the period during which he has served as a director.

                                                                  Director
      Name                                                  Age     Since
      ----                                                  ---     -----
      Stephen W. Bershad.................................   60      1986
      Anthony J. Fiorelli, Jr............................   71      1986
      Eliot M. Fried.....................................   69      1994
      Richard F. Hamm, Jr................................   42      2000
      Robert G. McConnell................................   57      2000

         Mr. Bershad has been Chairman of the Board and Chief Executive Officer of the Company since 1986 and was President of the Company from 1986 to August 1999. Prior thereto, he was a Managing Director of Lehman Brothers, Inc. and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of Emcor Group, Inc., an electrical and mechanical construction and facilities services company.

         Mr. Fiorelli, Jr. has been a private investor since January 1, 1997. From December 1985 until June 1997, he was President of Strategic Management Consulting Services, Inc., a management-consulting firm. Prior to that time, Mr. Fiorelli was President and Chief Executive Officer of General Defense Corporation, a diversified engineering and manufacturing company. Mr. Fiorelli also serves as a director of the United States Merchant Marine Academy Foundation.

         For more than five years prior to his retirement in February 2000, Mr. Fried was a Managing Director - Corporate Finance at Lehman Brothers, Inc. Mr. Fried is a director of Blount International, Inc., a manufacturer of industrial products and sporting equipment, and a director of Grant Prideco Inc., an oil field products company.

         Since January 1999, Mr. Hamm, Jr. has been the Vice President - Corporate Development and Planning at Carlson Companies, Inc., a travel, hospitality and marketing company. For more than 5 years prior thereto, he was a Senior Vice President - Legal and Business Development and a Vice President and General Counsel at Tropicana Products, Inc., a leading producer of branded juice products. Mr. Hamm is a director of Emcor Group, Inc., an electrical and mechanical construction and facilities services company.

         Since September 1999, Mr. McConnell has been Chief Executive Officer, Director and President of Cypress Micro Systems, Inc., a producer of programmable micro-controllers. For more than 5 years prior thereto, Mr. McConnell was Vice President- Embedded Processor Division of AMD, Inc., a global supplier of integrated circuits for the personal and networked computer and communications markets.

The Board of Directors and Committees

         The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. There are no family relationships among any of the directors and executive officers of the Company. The Board of Directors met four times during 2001 and acted twice by Unanimous Written Consent. The Board of Directors has standing Audit, Compensation, Stock Incentive Plan, Non-Officer Grant and Nominating Committees.

         Consistent with the audit committee structure and membership requirements of the Nasdaq Stock Market, the Audit Committee is comprised of Messrs. Fiorelli, Fried and McConnell. The members of the Audit Committee are independent directors under the Nasdaq requirements. As provided in its charter, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by reviewing the Company's financial information that is provided to shareholders and others, the systems of internal controls, which management and the Board have established, and the audit process. The Audit Committee met four times in 2001. The Board of Directors has revised the written charter for the Audit Committee. A copy of the revised Audit Committee Charter is included as Exhibit A to this Proxy Statement.

         The Compensation Committee is comprised of Messrs. Fiorelli, Fried and Hamm. The Compensation Committee oversees compensation policies of the Company. The Compensation Committee met once in 2001.

         The Stock Incentive Plan Committee is comprised of Messrs. Fiorelli, Fried and Hamm. The Stock Incentive Plan Committee administers and makes awards under the Company's Stock Incentive Plan. The Stock Incentive Plan Committee acted one time by Unanimous Written Consent during 2001.

         The Non-Officer Grant Committee is comprised of Mr. Bershad. The Non-Officer Grant Committee administers and makes awards under the Company's Stock Incentive Plan to non-officer employees. The Non-Officer Grant Committee acted six times by Unanimous Written Consent during 2001.

         The Nominating Committee, formed in August 2001, is comprised of Messrs. Bershad, Fiorelli and Hamm. The Nominating Committee selects candidates for the office of director of the Company and recommends to the full Board the names of persons (a) to be presented to the Company's stockholders for election as directors and (b) to fill vacancies in the Board of Directors that may exist or be created by reason of death, resignation, removal or otherwise, including by reason of an increase in the number of directors. The Nominating Committee did not meet during 2001.

         All directors or committee members, as applicable, attended all meetings of the Board and of the Committees held during 2001. The Board of Directors fixes the compensation of non-employee directors. Non-employee Directors of the Company receive an annual retainer fee of $12,000 plus meeting fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended other than in connection with a Board meeting. Directors who are employees of the Company or any subsidiary do not receive fees or other compensation for their services as directors. All directors are reimbursed for travel and other expenses incurred in the performance of their duties.

         Non-employee directors may be granted options to purchase Common Stock from time to time for their services as directors. On August 16, 2001, each of Messrs. Fried, Fiorelli, Hamm and McConnell were granted options to purchase 2,475 shares of Common Stock at an exercise price of $12.14 per share with an expiration date of August 16, 2011, which options vest at the rate of 20% per year commencing on the first anniversary of the date of grant. The Stock Incentive Plan provides that upon election to the Board, a non-employee director will be granted an option to purchase that number of shares of Common Stock, which on the date of grant have a Fair Market Value (as defined in the Stock Incentive Plan) equal to $60,000.

         The Board of Directors recommends a vote FOR the election as directors of all of the nominees.

Executive Officers

         The following table lists the name of each current executive officer of the Company, his age at April 2, 2002, and his current position with the Company.

Name                             Age      Position
----                             ---      --------
Stephen W. Bershad .......       60       Chief Executive Officer
David A. Almeida..........       42       Vice President, Chief Financial Officer, Secretary and Treasurer
Kenneth F. Stern..........       41       Vice President, Strategic Planning and Corporate Development

         Mr. Bershad has been Chairman of the Board and Chief Executive Officer of the Company since 1986 and was President of the Company from 1986 to August 1999. Prior thereto, he was a Managing Director of Lehman Brothers, Inc. and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of Emcor Group, Inc., an electrical and mechanical construction and facilities services company.

         Mr. Almeida joined the Company in November 2001 as Vice President, Chief Financial Officer, Secretary and Treasurer with nearly twenty years of finance and administrative experience with high technology companies. From October 1993 to November 2001, Mr. Almeida held a variety of executive positions in finance, human resources, information technology and customer services, with ADC Telecommunications, Inc., most recently from August 1999 to November 2001 as Vice President Finance of its Broadband, Access and Transport Group.

         Mr. Stern has been Vice President, Strategic Planning and Corporate Development of the Company since October 1994. From December 1992 to October 1994, Mr. Stern was a management consultant specializing in strategic planning and corporate development for technology companies at Monitor Company.

         All of the executive officers serve at the pleasure of the Board of Directors. Severance agreements have been entered into with certain executive officers. See the discussion under "Agreements with Directors and Officers" below.

                           BENEFICIAL STOCK OWNERSHIP

         The following table sets forth certain information as of April 2, 2002 concerning beneficial ownership of Common Stock of the Company by (i) each director, (ii) each of the executive officers named in the compensation table below and (iii) all executive officers and directors as a group. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before June 2, 2002 ("Exercisable Options"). All persons have sole voting and investment power except as otherwise indicated.

                                                                         Shares of Common Stock
                                                                         Beneficially Owned (1)
                                                                         ----------------------
       Name                                                               Number        Percent
-----------------------------                                             ------        -------
Stephen W. Bershad (2) (4)                                               1,276,307       27.0
Mark J. Bonney (3) (4)                                                      37,000        *
Kenneth F. Stern (5)                                                        35,600        *
Anthony J. Fiorelli, Jr. (6)                                                22,285        *
Eliot M. Fried (7)                                                           8,400        *
Robert G. McConnell  (8)                                                     2,149        *
Richard F. Hamm, Jr. (9)                                                       649        *
David A. Almeida                                                                 -        -
John E. Hanley (10)                                                          5,000        *
All executive officers and directors as a group (9 persons)              1,387,390       28.9

--------
* Less than 1%.
(1) Applicable ownership percentage is based on 4,891,116 shares of Common Stock, consisting of 4,698,498 shares outstanding on April 2, 2002, and 192,618 shares that may be acquired upon the exercise of Exercisable Options.
(2) Includes 19,900 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date. Mr. Bershad owns 665,643 shares of Common Stock directly and 590,764 shares of Common Stock indirectly through SWB Holding Corporation, of which he is the sole shareholder and chairman. Mr. Bershad's address is 175 Capital Boulevard, Suite 103, Rocky Hill, CT 06067. Excludes 5,411 shares representing his interest in the Axsys Technologies, Inc. 401(k) Retirement Plan (the "401(k) Plan").
(3) Includes 32,000 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date, and 5,000 shares of common stock owned directly. Excludes 424 shares representing his interest in the 401(k) Plan.
(4) Stephen W. Bershad, who is an executive officer of the Company, is the sole trustee of the 401(k) Plan and may be deemed to beneficially own shares of Common Stock held by 401(k) Plan. Except to the extent of his individual interest therein, Mr. Bershad disclaims beneficial ownership of such 401(k) Plan shares.
(5) Includes 27,600 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date, and 8,000 shares of common stock owned directly. Excludes 1,575 shares representing his interest in the 401(k) Plan.
(6) Includes 8,400 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date and 13,885 shares of common stock owned directly.
(7) Represents 8,400 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date.
(8) Represents 649 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date and 1,500 shares of Common Stock owned directly.
(9) Represents 649 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date.

(10) Includes 4,000 shares of Common Stock underlying options, which are exercisable as of April 2, 2002 or within 60 days after such date, and 1,000 shares of common stock owned directly.

                             PRINCIPAL STOCKHOLDERS

         The Company knows of no person who, as of April 2, 2002, beneficially owned more than five percent of the Common Stock outstanding, except for Mr. Bershad and except as set forth below.

                                                    Nature of               Amount and
Name and Address of Beneficial Owner           Beneficial Ownership      Percent of Class
-----------------------------------------      --------------------      --------------
Kern Capital Management, LLC (1)
114 West 47th Street, Suite 1926
New York, NY 10036 ......................            576,100                  12.3%

Dimensional Fund Advisers (2)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401 ..................            283,600                   6.0%

FleetBoston Financial Corporation (3)....
100 Federal Street
Boston, MA 02110.........................            246,696                   5.3%

Andre Bernard By (4)
2-C Gill Street
Woburn, MA 01801 ........................            240,236                   5.1%

----------
    (1) Based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 14, 2002 by Kern Capital Management, LLC.
    (2) Based on a Schedule 13G filed with the SEC on January 30, 2002 by Dimensional Fund Advisors.
    (3) Based on a Schedule 13G filed with the SEC on February 14, 2002 by FleetBoston Financial Corporation.
    (4) Based on a Schedule 13G filed with the SEC on February 7, 2002 by Andre Bernard By.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation during the years ended December 31, 1999, 2000 and 2001 for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four most highly compensated other executive officers of the Company (collectively, the "Named Executives"):

                           Summary Compensation Table

                                                                     Long Term
                                        Annual Compensation         Compensation
                                     --------------------------     --------------
                                                                       Number of
                                                                      Securities
                                                                      Underlying         All Other
Name and Principal                                        Bonus         Options        Compensation
Position                             Year   Salary ($)   ($) (1)   (# of Shares) (2)      ($) (3)
---------------------------          ----   ----------   -------   -----------------   ------------
Stephen W. Bershad                   2001     315,000     25,000          10,000          10,134
   Chairman of the                   2000     300,000     60,000           6,000          24,038
   Board and Chief                   1999     300,000         --          12,500          28,372
   Executive Officer

Kenneth F. Stern                     2001     170,115     35,475           2,000          14,921
   Vice President Planning           2000     164,903     31,969           2,000          20,598
   Strategic and Corporate           1999     159,846     16,000           9,000          11,489
   Development

David A. Almeida (4)                 2001      21,346         --          25,000           1,911
   Vice President--Finance,
   Chief Financial Officer
   and Secretary

Mark J. Bonney (5)                   2001     240,500     42,875          50,000          14,599
   President, Chief                  2000     225,000     55,000           5,000          19,532
   Operating Officer and             1999      73,558         --          50,000           1,585
   Director

John E. Hanley (6)                   2001     180,115     35,035           2,000          18,954
   Vice President                    2000     134,615     23,076          20,000          12,610

--------
(1) Reflects payments under the Company's Management Annual Incentive Compensation Plan (the "Annual Incentive Compensation Plan").
(2)  Reflects awards under the Stock Incentive Plan.
(3) Reflects: (a) matching contributions under the Company's 401(k) Plan which in 2001 totaled $4,787 for Mr. Stern, $3,780 for Mr. Bonney, $5,525 for Mr. Hanley and no payment for Mr. Bershad or Mr. Almeida (b) payments under the Company's executive health insurance plan which in 2001 totaled $8,874 for Mr. Bershad, $8,873 for Mr. Stern, $1,701 for Almeida, $9,559 for Mr. Bonney and $12,170 for Mr. Hanley; and (c) payments of premiums for term life insurance maintained on behalf of the Named Executives which in 2001 totaled $1,260 for Mr. Bershad, $1,260 for Mr. Stern, $210 for Mr. Almeida, $1,260 for Mr. Bonney and $1,260 for Mr. Hanley. The Company's executive health insurance plan, which covers only officers, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under the Company's basic medical plans.
(4) Mr. Almeida joined the Company in November 2001. His annual base salary in 2001 was $185,000.

(5) Mr. Bonney's services with the Company terminated on March 18, 2002. Mr. Bonney joined the Company in August 1999. His annual base salary in 1999 was $225,000.

(6) Mr. Hanley's services with the Company terminated on January 31, 2002. Mr. Hanley joined the Company in March 2000. His annual base salary in 2000 was $175,000.

         The following table sets forth certain information regarding the options granted pursuant to the Stock Incentive Plan during the year ended December 31, 2001, to the Named Executives.

                                Stock Options Grants in Fiscal 2001

                                          Percent of
                                             Total
                           Number of        Options
                          Securities        Granted                                      Grant Date
                          Underlying     to Employees                                     Present
                            Options         through        Exercise Price   Expiration     Value
Name                       Granted     December 31, 2001     ($/Share)         Date       ($) (4)
-----------------------   ----------   -----------------     ---------      ----------    -------
Stephen W. Bershad (1)      10,000            4.35%            20.04         03/01/11     $109,990
Kenneth F. Stern (2)         2,000            0.87             18.22         03/01/11       24,406
David A. Almeida (2)        25,000           10.88              9.91         11/13/11      305,072
Mark J. Bonney (3)          50,000           21.76             18.22         03/01/11      610,144
John E. Hanley (3)           2,000            0.87             18.22         03/01/11       24,406

--------
(1) Mr. Bershad's options vest at a rate of 20% on the first, second and third anniversary dates and 40% on the fourth anniversary date of the grant. Vesting of these options will be accelerated in the event of certain changes in control of the Company.
(2) These options vest at the rate of 20% per year commencing on the first anniversary of the date of grant. Vesting of these options will be accelerated in the event of certain changes in control of the Company.
(3) Of the 50,000 options granted to Mr. Bonney, the 40,000 options that were unvested as of the termination of his employment with the Company were cancelled at that time. The remaining 10,000 options that were vested as of the termination of his employment with the Company will expire 90 days following the earlier of (a) the first anniversary of such termination and
     (b) the date on which Mr. Bonney commences full-time employment with a new employer. All of the options granted to Mr. Hanley were unvested as of the termination of his employment with the Company and were cancelled at that time.
(4) The grant date present value used was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 71%; risk-free interest rate of 5.0%; expected life of 6 years (5 years as to Mr. Bershad's options) and no dividend yield. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of awards pursuant to the Stock Incentive Plan.

         The following table sets forth certain information regarding certain option exercises by the Named Executives in the year ended December 31, 2001. The table also shows information regarding unexercised stock option grants held by Named Executives as of December 31, 2001.

                           Aggregate Option Exercises in Last Fiscal Year and

                                      Fiscal Year-End Option Values
                                                            Fiscal Year-End Option Values
                       Shares      Value     ------------------------------------------------------------
                      Acquired    Realized       Number of Securities          Value of Unexercised In-the-
Name                     on          on         Underlying Unexercised         Money Options at Fiscal Year
                      Exercise    Exercise    Options at Fiscal Year End (#)           End ($) (2)
                     --------------------------------------------------------------------------------------
                        (#)        ($) (1)    Exercisable      Unexercisable   Exercisable    Unexercisable
Stephen W. Bershad     8,400       53,760       12,700            25,300            --               --
Kenneth F. Stern          --           --       25,400            23,600            --               --
David A. Almeida          --           --           --            25,000            --            2,250
Mark J. Bonney            --           --       21,000            84,000            --               --
John E. Hanley            --           --        4,000            18,000            --               --

(1) Reflects the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.

(2) Includes only those options whose exercise prices are lower than $10.00 per share, the closing price for the Common Stock on the Nasdaq National Market on December 31, 2001. The value is based on the difference between the closing price on December 31, 2001 and the exercise price of the option.

                             Terminated Pension Plan

         The Company had a defined benefit pension plan, which was terminated on July 31, 1989. The estimated annual benefit payable upon retirement to Mr. Bershad, the only Named Executive participating in such plan, is $22,121, assuming retirement at age 65.

                     Agreements with Directors and Officers

         The Company has entered into indemnification agreements with its directors and executive officers in order to induce them to continue to serve as directors and officers of the Company, indemnifying them for any and all liabilities incurred by them arising out of their service as directors or officers, other than liabilities arising out of conduct which has been determined in a final adjudication to constitute bad faith or a knowing violation of law or receipt by that person of an improper personal benefit. The rights to indemnification under the agreements are in addition to any rights to indemnification contained in the Company's Certificate of Incorporation or By-Laws, which provide for indemnification under certain circumstances.

         The Company has agreed to pay Mr. Stern up to one year's base compensation and certain other benefits in the event of termination by the Company other than for cause. Mr. Almeida would receive up to six month's base compensation and certain other benefits from the Company in the event of termination by the Company other than for cause.

         The Company has entered into a settlement and release agreement with Mr. Bonney under which the Company will continue to pay Mr. Bonney his base salary, which was at a rate of $245,000 per year, and provide him with certain life and health insurance benefits, 401(k) Plan matching contributions, and other benefits for up to one year following the termination of his employment with the Company on March 18, 2002. The agreement also provides that Mr. Bonney's outstanding stock options on the date of the termination of his employment with the Company, to the extent then vested and exercisable, will remain exercisable until 90 days following the end of the base salary continuation period described above.

         The Company has entered into a termination agreement and general release with Mr. Hanley under which the Company will continue to pay Mr. Hanley his base salary which was at a rate of $182,000 per year, and provide him with certain health insurance benefits, 401(k) Plan matching contributions, and other benefits through July 31, 2002. The agreement also provided that Mr. Hanley would receive a prorata bonus in the amount of $35,035 and that his outstanding stock options on the date of the termination of his employment with the Company, to the extent then vested and exercisable, will remain exercisable until October 31, 2002.

         In February of 1999, in connection with its exploration of strategic alternatives, the Company entered into severance protection agreements with certain officers and key employees of the Company, including Messrs. Bershad and Stern, which provide for certain benefits if their employment is terminated within two years following a Change in Control (as defined in the agreements) of the Company. The purpose of the severance protection agreements is to foster the continued employment of officers and employees by allowing them to focus attention on their assigned responsibilities without distraction in the event of circumstances arising from the possibility of a change in control of the Company.

         If a Change in Control occurs, and the executive's employment is terminated by the Company other than for cause, death or disability or by the executive for good reason within two years thereafter, the executive will be entitled to receive a maximum lump sum cash payment equal to, in the case of Messrs. Bershad and Stern, 2.99 times the executive's "base amount" (as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and generally consisting of the average annual compensation of the executive by the Company for the five-year period immediately preceding the date of determination) and, at the executive's election, one year of continuation of health care benefits or its cash equivalent. The severance protection agreements of each of Messrs. Bershad and Stern also provide that the executive will be entitled to the foregoing severance benefits in the event he terminates his employment, with or without good reason, at any time during the one-month period commencing six months following a Change in Control.

         Each of the severance protection agreements has a term of two years from the date of execution and will automatically renew for a one-year period on each anniversary thereafter, unless either party gives advance notice of non-renewal. Notwithstanding the foregoing, if there is a Change in Control, the agreements will not terminate prior to the expiration of twenty-four months after the date of the Change in Control.

         In October 2000, the Company entered into an employment agreement with Mr. Bershad. The agreement provides that during the initial period of the agreement Mr. Bershad will serve as Chairman and CEO of the Company. Upon expiration of this initial period and for five years thereafter, Mr. Bershad will serve as Chairman of the Board. The initial period of the agreement was originally scheduled to expire on October 12, 2001 or such other date upon which the Company and Mr. Bershad may agree. During October 2001, the initial period was extended until October 12, 2002 or such other date upon which the Company and Mr. Bershad may agree.

         The agreement provides for Mr. Bershad to receive an annual salary of $325,000, subject to increase in the discretion of the Board, and to have the opportunity to earn an annual incentive bonus based on performance goals determined by the Board at the beginning of each fiscal year. He is also eligible to receive awards under the Stock Incentive Plan.

         If Mr. Bershad's employment is terminated by the Company other than for cause or by Mr. Bershad for good reason, Mr. Bershad will be entitled to the following: (1) within ten (10) days of the termination, all accrued and unpaid base salary, accrued and unpaid bonus and vacation pay as of the termination and a pro rata bonus for the year of termination based on the highest annual bonus paid or payable to him for any of the Company's three full fiscal years immediately preceding his termination; (2) within thirty (30) days following termination, a lump sum payment equal to the greater of (x) two (2) times the sum of (i) his base salary plus (ii) the highest annual bonus paid or payable to him for any of the Company's three full fiscal years immediately preceding his termination and
(y) the amount of the base salary and bonus which would have been paid to him during the employment term had it not been terminated, assuming that the highest annual bonus paid or payable to him for any of the Company's three full fiscal years immediately preceding his termination would have been paid to him for each full fiscal year during the employment term; and (3) during the greater of (x) the twenty-four (24) month period following termination and (y) the balance of the employment term, medical, dental, hospitalization, prescription drug, and life insurance coverages and benefits provided to him immediately prior to termination. In addition, all stock options held by him will become fully vested and will remain outstanding for their entire term and all shares of restricted stock or other equity based awards held by him will become fully vested. Mr. Bershad would also be entitled to a gross-up for any federal excise tax incurred by him in connection with a change in control of the Company.

         If the employment term is terminated by reason of Mr. Bershad's death or disability, by the Company for cause, by Mr. Bershad without good reason, by mutual agreement of the parties, or by expiration of the employment term, the Company's sole obligation under the employment agreement will be to pay Mr. Bershad or his estate, as the case may be, any accrued compensation in a lump sum within thirty (30) days following the employment termination date, including a pro rata portion of his annual bonus opportunity for the year of termination.

         In the event that at any time Mr. Bershad is entitled to receive payments and/or benefits under both his employment agreement and his severance protection agreement, he will receive the payments and/or benefits only under the severance protection agreement.

         Mr. Bershad is subject to a non-competition covenant for two years following termination.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, composed of Messrs. Fiorelli, Fried and Hamm, has furnished the following report on executive compensation.

         Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior managers with those of its stockholders. In furtherance of these goals, the Company relies to a large degree on annual bonus and longer-term stock incentive compensation to attract and retain executive officers and other key employees and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are not guaranteed and are variable and closely tied to corporate, business unit and individual performance in a manner designed to encourage a sharp and continuing focus on building profitability and stockholder value. The annual bonus and stock incentive compensation is closely tied to the Company's success in achieving significant financial and other performance-oriented goals. The Committee considers the total compensation (earned or potentially available) of each of the executive officers and the other senior managers in establishing each element of compensation. Eligible persons must be employed by the Company for the time period on which the bonus compensation is awarded.

         In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and the President, the Committee took note of the Company's failure to achieve at least a specified minimum percentage of its budgeted net income before taxes, as well as its failure to achieve budgeted goals with respect to return on investment. However, significant strategic objectives were achieved including the development of new products for the photonics market and the implementation of inventory reduction plans and cost reduction programs. As such, the Committee granted an award of $25,000 to the Chief Executive Officer and $42,875 to the President under the Annual Incentive Compensation Plan for the fiscal year ended December 31, 2001.

         In its review of other senior management incentive compensation for 2001, the Committee took into account management's performance against budget for net income before taxes and achievement of specific management objectives, each of which were weighted 50% towards the attainment of bonus awards.

         The Committee extended the initial term of the October 2000 employment agreement with Mr. Bershad until October 2002.

         During each fiscal year, the Stock Incentive Plan Committee considers the desirability of recommending that the Board of Directors grant senior executives, including executive officers, awards under the Stock Incentive Plan, which provides the flexibility to grant longer-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock. At December 31, 2001, options covering 537,965 shares of Common Stock had been awarded under the Stock Incentive Plan. In respect of 2001, the Stock Incentive Plan Committee recommended the grant of additional awards under the Stock Incentive Plan to Mr. Bershad in the amount of 10,000 options, to Mr. Bonney in the amount of 50,000 options, Mr. Hanley in the amount of 2,000 options and to Mr. Stern in the amount of 2,000. In addition, in connection with his commencement of employment with the Company, Mr. Almeida was granted options to purchase 25,000 shares. Each of these grants was approved by the Stock Incentive Plan Committee and ratified and approved by the full Board of Directors.

         The Committee believes that the compensation policies the Committee has implemented and administered have contributed to focusing senior management of the Company on achieving significant improvements in long-term financial performance.

         Section 162(m) of the Code generally disallows a deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year. The Compensation Committee considers the impact of Section 162(m) on the compensation of its executive officers. The Company structured and intends to administer the stock option, stock appreciation right and performance unit portions of the Stock Incentive Plan with the intention that the deduction limitation will not apply to the executive officers' compensation payable under this plan. The Compensation Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

                                       By:    Compensation Committee:
                                              Anthony J. Fiorelli, Jr.
                                              Eliot M. Fried
                                              Richard F. Hamm, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Each of the Compensation Committee and the Stock Incentive Committee is composed of Messrs. Fiorelli, Fried and Hamm. There are no Compensation Committee interlocks between the Company and any other entities involving the Company's executive officers and directors who serve as executive officers of such entities.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors has furnished the following report:

         The Audit Committee is composed of Messrs. Fiorelli, Fried and McConnell. In accordance with its written charter adopted by the Board of Directors, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by reviewing the Company's financial information that is provided to shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. During 2001, the Board of Directors revised the Audit Committee's charter. The revised charter is attached hereto as Exhibit A.

         The Audit Committee met with the independent public accountants and management to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial performance. The Audit Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

         The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management and Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

         The Audit Committee has also received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1 "Independence Discussion with Audit Committees" and has discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the Board of Directors, which in turn has recommended ratification of such appointment by our shareholders. Arthur Andersen LLP has served in that capacity for us since 1990 and is familiar with the Company's business affairs, financial controls and accounting procedures. This year, in light of the events surrounding Arthur Andersen LLP, the Audit Committee and management of the Company are performing additional due diligence. Accordingly, the shareholders are not being asked to ratify the appointment of independent auditors to audit the Company's financial statements for the year ending December 31, 2002. While we are continuing to work with Arthur Andersen LLP as independent auditors for the financial statement review for the first quarter of 2002, the Audit Committee will continue to monitor the situation carefully and to gather additional information. The Audit Committee and the

Board of Directors intend to make a decision with respect to the appointment of independent auditors for the year ending December 31, 2002 later this year.

         A representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                       By:    Audit Committee:
                                              Anthony J. Fiorelli, Jr.
                                              Eliot M. Fried
                                              Robert G. McConnell

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

         Aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's independent auditors:

   Audit Fees.................................................. $ 175,000
   Financial Information Systems Design and Implementation Fees $       0
   All Other Fees.............................................. $  15,000(a)

---------
         (a) These fees are for tax services provided in conjunction with the acquisition of Automation Engineering, Inc. and Westlake Technology Corporation in 2000. The Audit Committee has considered whether the provision of these services by Arthur Andersen LLP is compatible with maintaining the accountants' independence.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph shows the value of a $100 investment in Common Stock from December 31, 1996 through December 31, 2001, as of the dates indicated, compared with the value of a similar investment in the Nasdaq Stock Market Index, the Nasdaq Non-Financial Stock Index and the S&P Technology Sector Index at such times. The Nasdaq Stock Market Index is a broad market index comprising all domestic shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The Nasdaq Non-Financial Stock Index is an index comprising all non-financial common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The S&P Technology Sector Index is an index comprising common shares of companies in the aerospace/defense, communications equipment, electronics and office equipment and supplies industries. The Nasdaq Stock Market Index, the Nasdaq Non-Financial Stock Index and the S&P Technology Sector Index are calculated on a total return basis to include the reinvestment of dividends.

                             COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG AXSYS TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                 THE NASDAQ NON-FINANCIAL INDEX AND THE S & P TECHNOLOGY SECTOR INDEX

           [THE FOLLOWING INFORMATION WAS REPRESENTED AS A BAR CHART IN THE PRINTED MATERIAL]

---------------------------------------------------------------------------------------------------------
                                        12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
---------------------------------------------------------------------------------------------------------
Axsys Technologies, Inc. Common Stock     $100       $164       $124       $118       $242       $89
---------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index                 $100       $122       $173       $321       $193       $153
---------------------------------------------------------------------------------------------------------
Nasdaq Non-Financial Index                $100       $117       $172       $337       $196       $150
---------------------------------------------------------------------------------------------------------
S&P Technology Sector Index               $100       $126       $218       $382       $229       $175
---------------------------------------------------------------------------------------------------------

* $100 invested on 12/31/96 in stock or index--including reinvestment of dividends.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and stockholders owning more than 10% are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the information furnished to the Company, all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2001.

                     STOCKHOLDER PROPOSALS FOR THE COMPANY'S
                       2002 ANNUAL MEETING OF STOCKHOLDERS

         Stockholders who intend to present proposals at the 2003 annual meeting of stockholders, and who wish to have such proposals included in the proxy statement and form of proxy for such meeting, must submit such proposals in writing to the Secretary of the Company, Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067, and such notice must be received no later than December 13, 2002.

         Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify the Company in writing of the proposal and the information required by the provisions of the Company's By-Laws dealing with stockholder proposals. The notice must be submitted in writing to the Company generally not less than 60 days nor more than 90 days in advance of an annual meeting. It is presently anticipated that next year's annual meeting will be held on May 27, 2003 and, accordingly, any stockholder proposal for next year's meeting submitted to the Company on or between February 26, 2003 and March 28, 2003 will be considered filed on a timely basis. With respect to any proposals that are not filed timely, proxies solicited by the Company for the year 2003 annual meeting may confer discretionary authority to vote on any of those proposals. A copy of the Company's By-Laws that describes the advance notices procedures can be obtained from the Secretary of the Company.

         The Company knows of no other matter to be brought before the meeting. If any other matter requiring a vote of the shares should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC, will be provided to stockholders without charge upon receipt of a written request to: Investor Relations, Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067.

April 12, 2002

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER

         The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the chief financial officer, the independent accountant, and the board of directors.

2.   Review and update the committee's charter annually.

3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

5. Inquire of management, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

6. Consider, in consultation with the independent accountant and the chief financial officer, the audit scope and plan of the independent accountant.

7. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

8. Review with the chief financial officer and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9. Consider and review with the independent accountant and the chief financial officer:

     (a) The adequacy of the company's internal controls including computerized information system controls and security.

     (b) Any related significant findings and recommendations of the independent accountant with management's responses thereto.

10. Review with management and the independent accountant at the completion of the annual examination:

     (a)  The company's annual financial statements and related footnotes.

     (b) The independent accountant's audit of the financial statements and his or her report thereon.

     (c) Any significant changes required in the independent accountant's audit plan.

     (d) Any serious difficulties or disputes with management encountered during the course of the audit.

     (e) Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

11.  Consider and review with management and the chief financial officer:

     (a) Significant findings during the year and management's responses thereto.

     (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     (c)  Any changes required in the planned scope of their audit plan.

12. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information in these documents is consistent with the information contained in the financial statements.

13. Review with management and the independent accountant the interim financial report (e.g. Earnings Press Release or Form 10-Q) before it is filed with the SEC or other regulators.

14. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

16. Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

17. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

18. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

19. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

20. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

21. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least two independent members of the board of directors who shall serve at the pleasure of the board of directors. After June 14, 2001, the audit committee shall consist of at least three independent members of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

The Board of Directors recommends voting FOR all nominees for Director

Please mark your votes as indicated in this example |X|

1. ELECTION OF DIRECTORS

 FOR all nominees                WITHHOLD
listed to the right              AUTHORITY
 (except as marked       to vote for all nominees
  to the contrary)         listed to the right
        |_|                        |_|

01 Stephen W. Bershad, 02 Anthony J. Fiorelli, Jr., 03 Eliot M. Fried, 04 Richard F. Hamm, Jr. and 05 Robert G. McConnell

WITHHOLD AUTHORITY to vote for any individual nominee listed above. Write the name of the nominee(s) in the space provided below.

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(The signature(s) on your proxy card should agree with the name(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

Dated:                                                                    , 2002
      -------------------------------------------------------------------
                                                                          (L.S.)
-------------------------------------------------------------------------
                                                                          (L.S.)
-------------------------------------------------------------------------
                               (Signature of Stockholder)

                      Sign, Date and Return the Proxy Card
                      Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                            AXSYS TECHNOLOGIES, INC.
              ANNUAL MEETING OF STOCKHOLDERS -- May 22, 2002 PROXY
                This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints Stephen W. Bershad and David A. Almeida, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock of Axsys Technologies, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Corporate Offices of Axsys Technologies, Inc., 175 Capital Boulevard, Rocky Hill, Connecticut, on the 22nd day of May, 2002, at 10:00 a.m., and any adjournment thereof, upon all matters which may properly come before said Annual Meeting.

     Unless otherwise specified, this proxy will be voted FOR the election of all nominees as Directors, with the discretionary authority set forth herein.

           (Continued, and to be dated and signed, on reverse side.)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

The Board of Directors recommends voting FOR all nominees for Director

Please mark your votes as indicated in this example |X|

1. ELECTION OF DIRECTORS

 FOR all nominees                WITHHOLD
listed to the right              AUTHORITY
 (except as marked       to vote for all nominees
  to the contrary)         listed to the right
        |_|                        |_|

01 Stephen W. Bershad, 02 Anthony J. Fiorelli, Jr., 03 Eliot M. Fried, 04 Richard F. Hamm, Jr. and 05 Robert G. McConnell

WITHHOLD AUTHORITY to vote for any individual nominee listed above. Write the name of the nominee(s) in the space provided below.

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(The signature(s) on your proxy card should agree with the name(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

Dated:                                                                    , 2002
      -------------------------------------------------------------------
                                                                          (L.S.)
-------------------------------------------------------------------------
                                                                          (L.S.)
-------------------------------------------------------------------------
                               (Signature of Stockholder)

                      Sign, Date and Return the Proxy Card
                      Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                            AXSYS TECHNOLOGIES, INC.
              ANNUAL MEETING OF STOCKHOLDERS -- May 22, 2002 PROXY
                This Proxy is Solicited by the Board of Directors

     The undersigned hereby authorizes and directs Fidelity Investments Institutional Services Company, Inc., as trustee (the "Trustee") of Axsys Technologies, Inc. Employees Retirement Savings Plan to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Axsys Technologies, Inc. (the "Company") to be held at the Corporate Offices of Axsys Technologies, Inc., 175 Capital Boulevard, Rocky Hill, Connecticut, on the 22nd day of May, 2002, at 10:00 a.m., and any adjournment thereof, all shares of Common Stock of the Company allocated to the account of the undersigned under such plan, on the proposals set forth on the reverse side hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement.

     Unless otherwise specified, this proxy will be voted FOR the election of all nominees as Directors, with the discretionary authority set forth herein.

           (Continued, and to be dated and signed, on reverse side.)

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